Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities.

Security Type	Security Class Title	Fee Calculation Rule	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Fee Rate	Amount of registration fee
Equity	Common Stock, par value $0.01 per share	457(a)	2,500,000(3)	$11.60	$28,995,625.00	0.00014760	$4,279.75
Total Offering Amounts					$28,995,625.00		$4,279.75
Total Fee Offsets							$0.00
Net Fees Due							$4,279.75

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers an indeterminable number of additional shares of Common Stock, par value $0.01 per share (“Common Stock”), of Innoviva, Inc., as may hereafter be offered or issued under the Innoviva, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”), in each case, to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Common Stock.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act, the proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on 85% of the average of the high and low prices per share of Common Stock as reported on the Nasdaq Capital Market on November 7, 2023. Pursuant to the 2023 ESPP, the purchase price of the shares of Common Stock thereunder will not be less than an amount equal to the lesser of (i) 85% of the fair market value of the shares of Common Stock on the applicable purchase date and (ii) 85% of the fair market value of the shares of Common Stock on the last trading day before the commencement of the applicable offering period.

(3)	Represents shares of Common Stock reserved for future issuance pursuant to the 2023 ESPP as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources

Not applicable.